UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2014

THORATEC CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-49798	94-2340464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 847-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Gary F. Burbach has stepped down from the the Board of Directors (the “Board”) of Thoratec Corporation (“Thoratec” or the “Company”) and from his position as President and Chief Executive Officer of the Company, effective September 22, 2014. Mr. Burbach will remain an advisor to the Company through the first quarter of 2016, as described more fully below.

(c) On September 22, 2014, the Company issued a press release announcing the appointment of D. Keith Grossman, age 54, to serve as the Company’s President and Chief Executive Officer, effective immediately. Mr. Grossman has served as a director on the Board since February 1996. The text of the press release is attached hereto as Exhibit 99.1.

From December 2011 until its sale to Bayer Healthcare in September 2013, Mr. Grossman served as President and Chief Executive Officer and a director of Conceptus, Inc., a women’s health medical device company. From September 2007 to December 2011, Mr. Grossman served as a Managing Director with TPG (Texas Pacific Group), a private equity firm, in their healthcare investment team. From January 1996 until January 2006, Mr. Grossman served as Thoratec’s President and Chief Executive Officer. Prior to joining Thoratec, Mr. Grossman was a Division President of Major Pharmaceuticals, Inc., a pharmaceutical distributor, from June 1992 to September 1995, at which time it was sold. From July 1988 to June 1992, Mr. Grossman served as the Vice President of Sales and Marketing for Calcitek, Inc., a manufacturer of implantable medical devices and a division of Sulzermedica (formerly Intermedics, Inc.). Prior to 1988, Mr. Grossman held various other sales and marketing management positions within the McGaw Laboratories Division of American Hospital Supply Corporation. Mr. Grossman serves as a member of the board of directors of ZELTIQ Aesthetics, Inc. and has served as a member of the board of directors of Intuitive Surgical, Inc. within the last five years.

Under the terms of an employment agreement entered into between the Company and Mr. Grossman on September 21, 2014 (the “Employment Agreement”), Mr. Grossman will receive an initial annual base salary of $700,000, and he will be eligible for an annual performance-based bonus opportunity with a target achievement of 100% of his annual base salary, to be pro-rated for the shortend period of employment in 2014. In addition, in connection with Mr. Grossman’s commencement of employment, the Company will grant to Mr. Grossman an award of restricted stock units (“RSUs”) and performance stock units (“PSUs”) consisting of the following: (i) a number of RSUs calculated by dividing $3,200,000 by the average closing trading price of the Company’s stock for the 30 trading day period ending on the date of grant, vesting in four equal installments on each anniversary of the employment commencement date, subject to Mr. Grossman’s continuous service with the Company; and (ii) a number of PSUs calculated by dividing $4,800,000 by the average closing trading price of the Company’s stock for the 30 trading day period ending on the date of grant with 1/3rd and 2/3rds vesting at the end of two years and three years, respectively, based on the Company’s total stockholder return (“TSR”) relative to the S&P Health Care Equipment Select Index from September 1, 2014 to August 31, 2016 and August 31, 2017, respectively, in each case, subject to Mr. Grossman’s continuous service with the Company. Each PSU represents the right to receive 0.5, 1.0 or 2.0 shares of Company common stock if the Company’s comparative TSR falls at the 40th, 60th or 85th percentile of the index, respectively, with linear interpolation for performance between these rankings. The PSUs are automatically forfeited if the Company’s TSR falls below the 40th percentile.

The Employment Agreement provides that if the Company terminates Mr. Grossman’s employment without Cause or Mr. Grossman resigns for Good Reason (each as defined in the Employment Agreement) or Mr. Grossman’s employment terminates due to his death or permanent disability, Mr. Grossman will be entitled to receive: (i) a cash lump sum equal to two times his base salary; (ii) up to 24 months of COBRA reimbursement; (iii) vesting acceleration of his time-based equity awards equal to the number of shares that would have vested during the period through the date of termination if the equity award had been subject to a monthly vesting schedule; and (iv) if such termination occurs one year or more following the commencement of employment and if the Company’s then-applicable performance factor (measured as of the date of termination) equals or exceeds 1.0, vesting acceleration of the then-outstanding PSUs equal to a number of shares subject to such award multiplied by the then-applicable performance factor, pro-rated for the shortened performance period. In the event such termination occurs within the period of time commencing three months prior to a change in control and ending 18 months after a change in control, Mr. Grossman will instead be entitled to receive: (i) a cash lump sum equal to two and a half times his base salary; (ii) a cash lump sum equal to the greatest of two and a half times the (a) target bonus for fiscal year immediately preceding year of termination, (b) actual bonus for such prior year or (c) target bonus for the year of termination; (iii) up to 30 months of COBRA reimbursement; and (iv) 100% vesting acceleration for all equity awards. Each of the foregoing severance benefits shall be subject to Mr. Grossman’s delivery of a release of claims against the Company.

The Employment Agreement contains non-competition and non-solicitation covenants that apply during the employment term and, with respect to certain non-solicitation covenants, within the one-year period following the term of the Employment Agreement, as well as perpetual confidentiality and non-disparagement covenants. The Employment Agreement provides for an initial three-year term, which will be automatically renewed for additional one-year periods unless notice of non-renewal is provided by the Company or Mr. Grossman.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) In connection with Mr. Burbach’s resignation and in consideration of his release of any claims against the Company, on September 21, 2014, the Company entered into a transition and separation agreement (the “Separation Agreement”) with Mr. Burbach. Pursuant to the terms of the Separation Agreement, Mr. Burbach will provide transition services to the Company through March 31, 2016 and will be paid a consulting fee of $10,000 per month.  Mr. Burbach will also be entitled to the following severance benefits consistent with the terms of his employment agreement: (i) a cash lump sum equal to 2x base salary; (ii) an amount equal to $86,000, which constitutes a pro-rata portion of Mr. Burbach’s 2014 annual bonus; and (iii) up to 12 months of COBRA reimbursement.

The Separation Agreement contains a general release of claims against the Company. The Separation Agreement also contains perpetual confidentiality, non-disparagement and cooperation covenants.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2014, the Board approved and adopted an amended and restated version of the Company’s bylaws (the “Amended Bylaws”). The amendments added to the existing bylaws, among other things, procedures and informational requirements upon shareholders to propose business or nominations for election of directors to be considered at meetings of the Company’s shareholders as follows:

•                  require shareholders seeking to call a special meeting to provide a request stating the purpose of the meeting and providing information comparable to the requirements applicable to bring business before an annual meeting (Section 2);

•                  provide that the procedures and requirements set forth in the advance notice provisions are the only means for business to come before a shareholder meeting, other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Section 4(c));

•                  require full disclosure of all ownership, derivative, economic and voting interests, hedges and economic incentives held by the shareholder proponent, any director nominee, and associated persons and any arrangements between such shareholders and nominees (Sections 4(d) and 4(e));

•                  provide that persons are not eligible to serve as directors if not nominated in accordance with the advance notice provisions or appointed by the Board to fill a vacancy (Sections 4(e) and 4(f); and

•                  impose certain additional requirements for the valid nomination and election of board nominees (Section 4(f)).

In addition to adding the above provisions, the Amended Bylaws also amend the Company’s existing bylaws to clarify the requirements for taking action without a meeting as well as other changes to clarify existing provisions. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Second Amended and Restated Bylaws of Thoratec Corporation, as amended and restated on September 16, 2014.

10.1                        Employment Agreement, dated September 21, 2014, with D. Keith Grossman

10.2                        Transition and Separation Agreement, dated September 21, 2014, with Gary F. Burbach

99.1                        Press Release dated September 22, 2014 regarding management changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORATEC CORPORATION

Date: September 22, 2014	By:	/s/David A. Lehman
David A. Lehman
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Thoratec Corporation, as amended and restated on September 16, 2014.
10.1	Employment Agreement, dated September 21, 2014, with D. Keith Grossman
10.2	Transition and Separation Agreement, dated September 21, 2014, with Gary F. Burbach
99.1	Press Release dated September 22, 2014 regarding management changes